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                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

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                             RJR Nabisco Logo

                                                   News Release

         Contact:    Carol Makovich
                     (212) 258-5785




NEW YORK, NEW YORK - February 27, 1996 -- RJR Nabisco Holdings Corp. (NYSE:RN) had the following comment in response to a statement made today by Brooke
Group:

               "Brooke Group's announcement is nothing more than a frivolous attempt to gain publicity using a non-issue. It is widely known that the company plans its annual meeting in the third week of April. The precise date and location will be announced when arrangements for the meeting have been finalized."

CERTAIN ADDITIONAL INFORMATION: RJR Nabisco Holdings Corp. will be soliciting proxies against the director nominees of Brooke Group Ltd. and other shareholder proposals. The following individuals may be deemed to be participants in the solicitation of proxies by RJR Nabisco Holdings Corp.:
RJR Nabisco Holdings Corp.; John T. Chain, Jr.; Julius L. Chambers; John L. Clendenin; Steven F. Goldstone; H. John Greeniaus; Ray J. Groves; Charles M. Harper; James W. Johnston; John G. Medlin, Jr.; Robert S. Roath; Rozanne L. Ridgway; Robert F. Sharpe, Jr.; and Huntley R. Whitacre. As of February 1, 1996, Mr. Chain is the beneficial owner of 8,859 shares of the company's common stock; Mr. Chambers is the beneficial owner of 6,888 shares of the company's common stock; Mr. Clendenin is the beneficial owner of 7,312 shares of the company's common stock; Mr. Goldstone is the beneficial owner of 16,532 shares of the company's common stock; Mr. Greeniaus is the beneficial owner of 16,390 shares of the company's common stock; Mr. Graves is the beneficial owner of 7,466 shares of the company's common stock; Mr. Harper is the beneficial owner of 524,955 shares of the company's common stock; Mr. Medlin is the beneficial owner of 7,725 shares of the company's common stock; Mr. Roath is the beneficial owner of 38,435 shares of the company's common stock; Ms. Ridgway is the beneficial owner of 6,859 shares of the company's common stock; Mr. Sharpe is the beneficial owner of 37,276 shares of the company's common stock; and Mr. Whitacre is the beneficial owner of 29,464 shares of the company's common stock.

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